EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Amendment No. 3 to the Registration Statement (Form S-4) of Inuvo, Inc. and to the incorporation by reference therein of our report dated March 30, 2010, with respect to the consolidated financial statements of Inuvo, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Kirkland, Russ, Murphy & Tapp, P.A.

Clearwater, Florida

January 25, 2012